Exhibit 10.10

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of the 1st day of July, 2004 by and between NETWOLVES CORPORATION, a New York corporation (hereinafter the "Company") and Walter R. Groteke, an individual residing at 1368 Landmark Trail, Palm Harbor, FL 34684 (hereinafter called "Groteke").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Employment Agreement with Groteke; and

     WHEREAS, Groteke desires to enter into an Employment Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

     1. Prior Agreements Superseded. This Agreement supersedes any employment, consulting or other agreements, oral or written, entered into between Groteke and the Company prior to the date of this Agreement except for equity awards previously granted to Groteke, which stock options shall continue in full force and effect.

     2. Employment. The Company hereby agrees to employ Groteke and Groteke hereby agrees to serve as Vice-President-Sales of the Company with commensurate responsibilities and to perform such services as dictated by the Board of Directors. Groteke's employment hereunder shall be on a full-time basis and Groteke shall not engage in any other business, except with the prior approval of the Board of Directors of the Company. Groteke shall serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors without additional compensation. Notwithstanding the foregoing, it is understood that the duties of Groteke during the performance of employment shall not be inconsistent with his position and title as Vice-President-Sales of the Company.

     3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Employment Agreement shall end on June 30, 2009, provided that this agreement shall extend for additional one-year periods unless Groteke receives written notice from the Company each year on or before April 1 of said year that the Company will be terminating the agreement. In no event, however, shall this agreement extend beyond June 30, 2011.

     4. Compensation. For all services rendered by Groteke under this Agreement, compensation shall be paid to Groteke as follows:

     (a) Groteke shall be paid at the annual rate of One Hundred Seventy-Five Thousand ($175,000) Dollars.

     (b) During the period of employment Groteke shall be eligible to participate in the Company's stock option and stock purchase plans to the extent determined in the discretion of the Board of Directors of the Company or committee thereof.

     (c) Groteke shall be entitled to participate in any short-term or long-term incentive plan which the Company has in existence or which may be adopted.

     (d) During the period of employment, Groteke shall be furnished with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties.

     (e) Groteke shall be entitled to fully participate in all benefit programs available to executive employees of the Company throughout the term of this Agreement.

     (f) Groteke shall be entitled to four (4) weeks of vacation and sick leaves consistent with current practice of the Company.

     5. Expenses. Groteke shall be reimbursed for all out-of-pocket expenses, including medical expenses, reasonably incurred by him in the performance of his duties hereunder. Expense reports, with receipts and justifications, must be submitted to the Chairman of the Board for approval.

     6. Severance Benefits. Groteke shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of his employment by the Company without cause or in the event of a voluntary termination of employment by Groteke for good reason. In such event, Groteke shall have no duty to mitigate damages hereunder. Groteke and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

     (a) The term "cause" shall mean:

     (i) Groteke's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to Groteke by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes Groteke has not substantially performed his duties.

     (ii) Groteke's failure to refuse to follow directions from the Company's Board of Directors provided that (a) Groteke is provided written notice of such directions and a reasonable period in which to comply and (b) Groteke's compliance with any such direction would not be illegal or unlawful.

     (iii) Any act or fraud, embezzlement or theft committed by Groteke whether or not in connection with his duties or in the course of his employment which substantially impairs his ability to perform his duties hereunder.

     (iv) Any willful disclosure by Groteke of confidential information or trade secrets of the Company or its affiliates.

     For purposes of this paragraph, no act or failure to act on Groteke's part shall be considered "willful" unless done, or omitted to be done, by Groteke not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Groteke shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a notice of termination from the Chairman of the Board of the Company after reasonable notice to Groteke and an opportunity for Groteke with his counsel to be heard before the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors Groteke was guilty of the conduct set forth in clauses (i), (ii) or
(iii) of this paragraph and specifying the particulars thereof in detail.

     (b) For these purposes, Groteke shall have "good reason" to terminate this Agreement if:

     (i) the Company removes Groteke from the position of Vice-President-Sales at any time during the term of this Agreement;

     (ii) Groteke's place of employment is moved beyond a fifty-mile radius from the Company's current facility in Tampa, Florida; or

     (iii) there is a change of control as defined in Section 14 hereof.

     (c) The severance benefits under this section in the event of termination without cause or by Groteke for "good reason", shall consist of the continued payment to Groteke for the remaining term of this Agreement, of the annual salary provided in Section 4(a) hereof plus the immediate vesting of all outstanding options.

     7. Death. In the event of Groteke's death during the term of this Agreement, Groteke's legal representative shall be entitled to receive his per annum base salary as provided in paragraph 4(a) of this Agreement to the last day of the calendar quarter following the calendar quarter in which Groteke's death shall have occurred and thereafter to receive one-half (1/2) of the base salary provided in paragraph 4(a) of this Agreement for the balance of the period covered by this Employment Agreement.

     8. Non-Competition.

     (a) Groteke agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other individual or entity, (a) become an officer or employee of, or render any services [including consulting services] to, any competitor of the Company, which shall be define as any business engaged in Internet Security, (b) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Groteke will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (c) solicit, raid, entice or induce any employee of the Company, and Groteke will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 8 shall be construed as preventing Groteke from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     (b) During the term hereof and at all times thereafter, Groteke shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Groteke during Groteke's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

     9. Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Groteke's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Groteke's talent and his importance to the Company. Accordingly, Groteke agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Groteke from any actual or threatened breach of the covenants contained in paragraph 8 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 8 of this Agreement are not reasonable or that consideration therefor in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 8 as will render the restrictions valid and enforceable.

     10. Notices. Any notice to be given to the Company or Groteke hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

     To the Company:     NetWolves Corporation
                         4002 Eisenhower Blvd.
                         Suite 101
                         Tampa, Florida   33634

     Copy to:            David H. Lieberman, Esq.
                         Beckman, Lieberman & Barandes, LLP
                         100 Jericho Quadrangle
                         Suite 329
                         Jericho, NY  11753

     To Groteke:         Walter R. Groteke
                         3568 Landmark Trail
                         Landmark Estates
                         Palm Harbor, Florida   34684-5016

Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

     11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Groteke, his heirs, executors, administrators and legal representatives.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

     14. Change of Control. "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company when such acquisition causes such Person to own 30 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30 percent or more of the Outstanding Company Voting Securities; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of the Company or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the
Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                         NETWOLVES CORPORATION

                         By:  /s/ Peter C. Castle
                             -------------------------------
                                   Peter C. Castle
                                   Chief Financial Officer

                               /s/ Walter R. Groteke
                             -------------------------------
                                   Walter R.  Groteke
                                   Employee